UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On July 24, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) issued a press release announcing data from the Phase 1b portion of its Phase 1b/2a clinical trial of SON-080 in Chemotherapy-Induced Peripheral Neuropathy (“CIPN”) that support advancement into a Phase 2 study. A copy of the press release is attached hereto as Exhibit 99.1. On July 24, 2024, the Company also participated in a “Virtual Investor ‘What This Means’ Segment” presentation to further discuss the Phase 1b data. A copy of the transcript of the presentation is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On July 24, 2024, the Company announced data from the Phase 1b portion of its Phase 1b/2a clinical trial of SON-080 in CIPN (the “SB211 study”) that support advancement into a Phase 2 study. The data indicates that SON-080 was well-tolerated at both doses, with no evidence of a pro-inflammatory cytokine response. Pain and quality of life survey results suggest the potential for rapid improvement of peripheral neuropathy symptoms and post-dosing durability with both doses, compared to placebo controls. The Company intends to seek a partnership to support initiation of a Phase 2 clinical trial of SON-080 in Diabetic Peripheral Neuropathy (“DPN”), a mechanistically synergistic and larger, high-value indication with unmet medical need.

The SB211 study is a double-blind, randomized, controlled trial of SON-080 conducted at two sites in Australia in patients with persistent CIPN using a new proprietary version of recombinant human Interleukin-6 (rhIL-6) that builds upon previous work with atexakin alfa. The goal of the Phase 1b portion of the SB211 study was to confirm safety and tolerability before continued development in Phase 2. As previously announced in March 2024, a data and safety monitoring board reviewed the unblinded safety and tolerability of SON-080 in the first nine patients and concluded that the symptoms were tolerable in the initial patients and the study could proceed to Phase 2.

CIPN is a common side effect of many chemotherapeutic drugs that induce peripheral nerve damage. CIPN can last for weeks to years after treatment has ended and patients with CIPN often experience discomfort that can result in persistent, unbearable pain, as well as motor and autonomic dysfunction that may limit the duration of their cancer treatment. Conventional pain medications and opioids are often ineffective against peripheral neuropathy, creating a significant unmet need for new treatment options. Low dose IL-6 has been shown to stimulate peripheral nerve growth in preclinical models, thereby ameliorating motor and sensory functions and normalizing the associated pain or sensation disturbance of neuropathy.

A total of 9 patients were randomized between two different SON-080 dose groups and placebo in this portion of the study. The treatment period was 12 weeks long and patients were followed-up for an additional 12 weeks.

The Phase 1b data demonstrated SON-080 was well-tolerated at both 20 µg and 60 µg/dose, which was about 10-fold lower than the maximum tolerated dose (MTD) for IL-6 that was established in previous clinical evaluations. Injection site erythema was the most prominent treatment-related adverse event irrespective of the dose of SON-080, and was transient and mild in all but one case at each dose, where it was moderate. Fatigue was reported occasionally and was more prominent at the higher dose. One patient who developed severe fatigue and stopped dosing after one month was in the low-dose group. Headache, dizziness, and chills were reported infrequently in the high-dose group; all were mild apart from a single moderate event with each symptom. All other adverse events were infrequent and mild.

The Quality-of-Life Questionnaire-CIPN twenty-item scale (QLQ-CIPN20), a validated survey designed to assess cancer patients’ experience of symptoms and functional limitations related to CIPN, was used as the primary indicator of response. While the number of patients in each group was small, a trend toward improved scores within a month of starting therapy was seen for both dose groups as compared to placebo in the overall scores. This greater improvement with SON-080 persisted after the 12 weeks of therapy had stopped, while the placebo group scores returned to baseline. These results are in line with the preclinical model insights with low dose IL-6, although further work with larger clinical groups is needed to substantiate this trend.

Multiple cytokines were studied as part of the safety evaluation. There was no demonstrable drug effect on any of these inflammatory cytokine serum levels during or after therapy with SON-080. However, there was a dose-related increase in serum amyloid alpha that persisted during therapy, which returned to baseline once treatment was stopped. An expert consultant concluded that the degree of amyloid elevation seen in this study for 12 weeks should be benign.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and Private Securities Litigation Reform Act, as amended, including those relating to the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 24, 2024.
99.2	Transcript of “Virtual Investor ‘What This Means’ Segment” Presentation dated July 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Date: July 24, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer